                                                                   Exhibit 2.2





                              AMENDED AND RESTATED

                            ASSET PURCHASE AGREEMENT

                                     Among

                       SATCON FILM MICROELECTRONICS, INC.

                          FILM MICROELECTRONICS, INC.

                                      and

                                ALBERT R. SNIDER

                               TABLE OF CONTENTS
                               -----------------


Section                                                                   Page
-------                                                                   ----


1.   Sale and Delivery of the Assets........................................  1
     -------------------------------
     1.1  Delivery of the Assets............................................  1
          ----------------------
     1.2  Further Assurances................................................  3
          ------------------
     1.3  Purchase Price....................................................  3
          --------------
     1.4  Discharge and Assumption of Certain Liabilities; Etc..............  3
          -----------------------------------------------------
     1.5  Allocation of Purchase Price and Assumed Liabilities..............  5
          ----------------------------------------------------
     1.6  The Closing.......................................................  5
          -----------
     1.7  Tax-Free Reorganization...........................................  5
          -----------------------

2.   Representations of the Seller and Stockholder..........................  5
     ---------------------------------------------
     2.1  Organization......................................................  5
          ------------
     2.2  Capitalization of the Seller and the Subsidiaries.................  5
          -------------------------------------------------
     2.3  Authorization.....................................................  6
          -------------
     2.4  Ownership of the Assets...........................................  6
          -----------------------
     2.5  Financial Statements..............................................  6
          --------------------
     2.6  Absence of Undisclosed Liabilities................................  7
          ----------------------------------
     2.7  Litigation........................................................  7
          ----------
     2.8  Insurance.........................................................  8
          ---------
     2.9  Inventory.........................................................  8
          ---------
    2.10  Fixed Assets......................................................  8
          ------------
    2.11  Real Estate and Leases of Real Property...........................  9
          ---------------------------------------
    2.12  Change in Financial Condition and Assets..........................  9
          ----------------------------------------
    2.13  Tax Matters.......................................................  9
          -----------
    2.14  Accounts Receivable............................................... 11
          -------------------
    2.15  Books and Records................................................. 11
          -----------------
    2.16  Contracts and Commitments......................................... 12
          -------------------------
    2.17  Compliance with Agreements and Laws............................... 13
          -----------------------------------
    2.18  Employee Relations................................................ 14
          ---------------------------
    2.19  Absence of Certain Changes or Events.............................. 15
          ------------------------------------
    2.20  Customers......................................................... 16
          ---------
    2.21  Suppliers......................................................... 16
          ---------
    2.22  Bank Accounts..................................................... 16
          -------------
    2.23  Prepayments and Deposits.......................................... 16
          ---------------------------
    2.24  Trade Names and Other Intangible Property......................... 17
          -----------------------------------------
    2.25  Employee Benefit Plans............................................ 17
          ----------------------
    2.26  Assets Complete................................................... 18
          ---------------
    2.27  Regulatory Approvals.............................................. 18
          --------------------
    2.28  Indebtedness to and from Officers, Directors and Shareholders..... 18
          -------------------------------------------------------------
    2.29  Powers of Attorney and Suretyships................................ 19
          ----------------------------------

    2.30  WARN Act.........................................................  19
          --------
    2.31  Disclosure.......................................................  19
          ----------
    2.32  Securities Representations.......................................  19
          --------------------------

3.  Representations of the Buyer...........................................  20
    ----------------------------
    3.1  Organization and Authority........................................  20
         --------------------------
    3.2  Authorization.....................................................  20
         -------------
    3.3  Regulatory Approvals..............................................  21
         --------------------
    3.4  Disclosure........................................................  21
         ----------

4.  Access to Information; Public Announcements............................  21
    -------------------------------------------
    4.1  Access to Management, Properties and Records......................  21
         --------------------------------------------
    4.2  Confidentiality...................................................  22
         ---------------
    4.3  Public Announcements..............................................  22
         --------------------

5.  Pre-Closing Covenants of the Seller and the Stockholder................  22
    -------------------------------------------------------
    5.1  Conduct of Business...............................................  22
         -------------------
    5.2  Absence of Material Changes.......................................  23
         ---------------------------
    5.3  Taxes.............................................................  24
         -----
    5.4  Delivery of Interim Financial Statements..........................  25
         ----------------------------------------
    5.5  Communication with Customers and Suppliers........................  25
         ------------------------------------------
    5.6  Compliance with Laws..............................................  25
         --------------------
    5.7  Continued Truth of Representations and Warranties of the
         --------------------------------------------------------
         Seller and the Stockholder........................................  25
         --------------------------
    5.8  Continuing Obligation to Inform...................................  25
         -------------------------------
    5.9  Exclusive Dealing.................................................  25
         -----------------

6.  Best Efforts to Obtain Satisfaction of Conditions......................  26
    -------------------------------------------------

7.  Conditions to Obligations of the Buyer.................................  26
    --------------------------------------
    7.1  Continued Truth of Representations and Warranties of the Seller
         ---------------------------------------------------------------
         and Stockholder; Compliance with Covenants and Obligations........  26
         ----------------------------------------------------------
    7.2  Corporate Proceedings.............................................  26
         ---------------------
    7.3  Governmental Approvals............................................. 26
         ----------------------
    7.4  Consents of Lenders, Lessors and Other Third Parties............... 26
         ----------------------------------------------------
    7.5  Adverse Proceedings................................................ 26
         -------------------
    7.6  Due Diligence...................................................... 27
         -------------
    7.7  Opinion of Counsel................................................. 27
         ------------------
    7.8  Board of Directors and Shareholder Approval........................ 27
         -------------------------------------------
    7.9  The Assets......................................................... 27
         ----------
   7.10  Update............................................................. 27
         ------
   7.11  [Intentionally omitted]............................................ 27
         -----------------------
   7.12  Assignment of insurance Policies................................... 28
         --------------------------------
   7.13  Material Adverse Change............................................ 28
         -----------------------

    7.14  Escrow Agreement.................................................  28
          ----------------
    7.15  Assumption of Indebtedness.......................................  28
          --------------------------
    7.16  Tax Lien Waivers.................................................  28
          ----------------
    7.17  Certain Litigation...............................................  28
          ------------------
    7.18  Closing Deliveries...............................................  28
          ------------------

8. Conditions to Obligations of the Seller and the Stockholder.............  30
   -----------------------------------------------------------
    8.1  Continued Truth of Representations and Warranties of the Buyer;
         --------------------------------------------------------------
         Compliance with Covenants and Obligations.........................  30
         -----------------------------------------
    8.2  Corporate Proceedings.............................................  30
         ---------------------
    8.3  Governmental Approvals............................................  30
         ----------------------
    8.4  Consents of Lenders, Lessors and Other Third Parties..............  30
         ----------------------------------------------------
    8.5  Adverse Proceedings...............................................  30
         -------------------
    8.6  Repayment of Indebtedness.........................................  30
         -------------------------
    8.7  Non-Competition Agreement.........................................  31
         -------------------------
    8.8  Closing Deliveries................................................  31
         ------------------

9.  Indemnification........................................................  31
    ---------------
    9.1  By the Buyer......................................................  31
         ------------
    9.2  By the Seller and the Stockholder.................................  32
         ---------------------------------
    9.3  Claims for Indemnification........................................  33
         --------------------------
    9.4  Defense by Indemnifying Party.....................................  33
         -----------------------------
    9.5  Payment of Indemnification Obligation.............................  34
         -------------------------------------
    9.6  Survival of Representations; Claims for Indemnification...........  34
         -------------------------------------------------------

10. Post Closing Agreements................................................  34
    -----------------------
    10.1  Proprietary Information..........................................  34
          -----------------------
    10.2  No Solicitation or Hiring of Former Employees....................  35
          ---------------------------------------------
    10.3  Non-Competition Agreement........................................  35
          -------------------------
    10.4  Sharing of Data..................................................  36
          ---------------
    10.5  Use of Name......................................................  36
          -----------
    10.6  Cooperation in Litigation........................................  36
          -------------------------
    10.7  [Intentionally omitted]..........................................  37
          -----------------------
    10.8  Product Claims and Returns.......................................  37
          --------------------------
    10.9  Cooperation with Buyer's Reporting Requirements..................  37
          -----------------------------------------------
    10.10 Discharge of Seller's Obligations................................  37
          ---------------------------------
    10.11 [Intentionally Omitted]..........................................  37
          -----------------------
    10.12 Defense of Certain Claims........................................  37
          -------------------------
    10.13 Lock-up of Shares................................................  37
          -----------------

11. Termination of Agreement...............................................  38
    ------------------------
    11.1  Termination by Lapse of Time.....................................  38
          ---------------------------
    11.2  Termination by Agreement of the Parties..........................  38
          ---------------------------------------
    11.3  Termination by Reason of Breach..................................  38
          -------------------------------

12. Transfer and Sales Tax.................................................  38
    ----------------------

13. Brokers................................................................  38
    -------
    13.1  For the Seller...................................................  38
          --------------
    13.2  For the Buyer....................................................  39
          -------------

14. Notices................................................................  39
    -------

15. Successors and Assigns.................................................  40
    ----------------------

16. Entire Agreement: Amendments; Attachments..............................  40
    -----------------------------------------

17. Expenses...............................................................  41
    --------

18. Legal Fees.............................................................  41
    ----------

19. Governing Law..........................................................  41
    -------------

20. Section Headings.......................................................  41
    ----------------

21. Severability...........................................................  41
    ------------

22. Counterparts...........................................................  41
    ------------

Schedules to be provided by the Seller
--------------------------------------

    1.1(ii)  -     Excluded Assets
    1.4      -     Assumed Liabilities
    1.5      -     Allocation of the Purchase Price
    2.2      -     Stock Ownership
    2.3      -     Third Party Consents
    2.4(i)   -     Encumbrances
    2.5      -     Financial Statements
    2.6      -     Undisclosed Liabilities
    2.7      -     Litigation
    2.8      -     Insurance
    2.9      -     Inventory
   2.10      -     Fixed Assets
   2.11      -     Leases
   2.12      -     Changes in Financial Condition
   2.14      -     Accounts Receivable
   2.16      -     Contracts

   2.17      -    Permits
   2.18      -    Employee Relations
   2.19      -    Certain Changes or Events
   2.20      -    Customer List
   2.21      -    Suppliers
   2.22      -    Bank Accounts
   2.23      -    Prepayments and Deposits
   2.24      -    Intangible Property
   2.25      -    Employee Plans


Schedules to be provided by the Buyer
-------------------------------------



    3.2      -    Third Party Consents
----------------------------------------------

Exhibits

A - Escrow Agreement

                 AMENDED AND RESTATED ASSET PURCHASE AGREEMENT
                 ---------------------------------------------

     Agreement made as of the 3rd day of April, 1997 among SatCon Film Microelectronics, Inc, a Delaware corporation and a wholly-owned subsidiary of SatCon Technology Corporation, a Delaware corporation, with its principal office at 161 First Street, Cambridge, MA 02142 (the "Buyer"), Film Microelectronics, Inc., a Massachusetts corporation with its principal office at 530 Turnpike Street, North Andover, MA 01845 (the "Seller") and Albert R. Snider, the principal stockholder of the Seller (the "Stockholder").

                             Preliminary Statement
                             ---------------------

     The Buyer desires to purchase, and the Seller desires to sell, substantially all of the assets and business of the Seller, for the consideration set forth below and the assumption of certain of the Seller's liabilities set forth below, subject to the terms and conditions of this Agreement.

     NOW, THEREFORE, in consideration of the mutual promises hereinafter set forth and other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereby agree as follows:

 1.  Sale and Delivery of the Assets
     -------------------------------

     1.1  Delivery of the Assets.
          ----------------------

          (a) Subject to and upon the terms and conditions of this Agreement, at the closing of the transactions contemplated by this Agreement (the "Closing"), the Seller shall sell, transfer, convey, assign and deliver to the Buyer, and the Buyer shall purchase from the Seller, the following properties, assets and other claims, rights and interests:

              (i) all inventories of raw materials, work in process, finished goods, office supplies, maintenance supplies, packaging materials, spare parts and similar items of the Seller (collectively, the "Inventory") which exist on the Closing Date (as defined below);

              (ii) all accounts, accounts receivable, notes and notes receivable existing on the Closing Date which are payable to the Seller, including any security held by the Seller for the payment thereof, but excluding any account, account receivable, note or note receivable payable by any affiliate (as such term is defined in the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder) of Seller ("Affiliate") to the Seller (the accounts, accounts receivable, notes and notes receivable, including any related security therein, to be transferred to the Buyer pursuant hereto are collectively referred to herein as the "Accounts Receivable");

              (iii) all prepaid expenses, deposits, bank accounts and other similar assets of the Seller existing on the Closing Date, including the cash represented by such assets;

              (iv) all rights of the Seller under the contracts, agreements, leases, licenses and other instruments set forth on Schedules 2.11 and 2.16
                                                    -----------------------
attached hereto (collectively, the "Contract Rights");

              (v) all Permits (as defined in Section 2.17) necessary to conduct the business of the Seller;

              (vi) all books, records and accounts, correspondence, production records, technical, accounting, manufacturing and procedural manuals, customer lists, employment records, studies, reports or summaries relating to any environmental conditions or consequences of any operation, present or former, as well as all studies, reports or summaries relating to any environmental aspect or the general condition of the Assets, and any confidential information which has been reduced to writing relating to or arising out of the business of the Seller;

              (vii) all rights of the Seller under express or implied warranties from the suppliers of the Seller;

              (viii) the motor vehicles and other rolling stock owned by the Seller on the Closing Date;

              (ix) all of the machinery, equipment, tools, production reels and spools, tooling, dies, production fixtures, maintenance machinery and equipment, furniture, leasehold improvements and construction in progress owned by the Seller on the Closing Date whether or not reflected as capital assets in the accounting records of the Seller (collectively, the "Fixed Assets");

              (x) all of the Seller's right, title and interest in and to all intangible property rights, including but not limited to inventions, discoveries, trade secrets, processes, formulas, know-how, United States and foreign patents, patent applications, trade names, including the name "Film Microelectronics" or any derivation thereof, trademarks, trademark registrations, applications for trademark registrations, copyrights, copyright registrations, owned or, where not owned, used by the Seller in its business and all licenses and other agreements to which the Seller is a party (as licensor or licensee) or by which the Seller is bound relating to any of the foregoing kinds of property or rights to any "know-how" or disclosure or use of ideas (collectively, the "Intangible Property");

              (xi) except as specifically provided in Subsection 1.1(b) hereof, all other assets, properties, claims, rights and interests of the Seller which exist on the

Closing Date, of every kind and nature and description, whether tangible or intangible, real, personal or mixed.

          (b) Notwithstanding the provisions of paragraph (a) above, the assets to be transferred to the Buyer under this Agreement shall not include those assets listed on Schedule 1.1(ii) attached hereto (the "Excluded Assets").
                 ---------------

          (c) The Inventory, Accounts Receivable, Contract Rights, Fixed Assets, Intangible Property and other properties, assets and business of the Seller described in paragraph (a) above, other than the Excluded Assets, shall be referred to collectively as the "Assets."

     1.2  Further Assurances. At any time and from time to time after the
          ------------------
Closing, at the Buyer's request and without further consideration, the Seller promptly shall execute and deliver such instruments of sale, transfer, conveyance, assignment and confirmation, and take such other action, as the Buyer may reasonably request to more effectively transfer, convey and assign to the Buyer, and to confirm the Buyer's title to, all of the Assets, to put the Buyer in actual possession and operating control thereof, to assist the Buyer in exercising all rights with respect thereto and to carry out the purpose and intent of this Agreement.

     1.3   Purchase Price.
           --------------

          (a) The purchase price for the assets shall consist of 420,000 shares (the "Shares") of the common stock, par value $0.01 per share (the "Common Stock"), of SatCon Technology Corporation. The Purchase Price shall be payable in the manner described in paragraph (b) of this Subsection 1.3.

          (b) At the Closing, the Buyer shall deliver (i) 142,858 shares of Common Stock, not subject to any lien or security interest, to a commercial bank reasonably acceptable to the Buyer and the Seller (the "Escrow Agent") to be held pursuant to an escrow agreement substantially in the form attached hereto as Exhibit A (the "Escrow Agreement") and (ii) 277,142 shares of Common Stock to the Seller.

     1.4  Discharge and Assumption of Certain Liabilities; Etc.
          ----------------------------------------------------

          (a) At the Closing, the Buyer shall execute and deliver an Instrument of Assumption of Liabilities (the "Instrument of Assumption") in a form reasonably acceptable to the Buyer pursuant to which it shall assume and agree to perform, pay and discharge the following liabilities, obligations and commitments of the Seller (together with the amount to be paid to Freemont Financial Corporation pursuant to clause (b) of this Section 1.4, the "Assumed Liabilities"):

              (i) All trade accounts payable of the Seller which were incurred in the ordinary course of business of the Seller prior to the date set forth on
Schedule 1.4 hereto, and which are listed on Schedule 1.4 hereto or incurred in
                                             ------------
the ordinary course of business after the date set forth on Schedule 1.4 hereto and reasonably acceptable to the Buyer; and

              (ii) All obligations of the Seller continuing after the Closing under the leases, contracts and employee benefit plans set forth on Schedule 1.4
                                                                    ------------
attached hereto which become due and payable after the Closing Date.

          (b) At the Closing, Buyer agrees to pay to Freemont Financial Corporation up to $500,000 of principal of the indebtedness plus accrued interest outstanding on the Closing Date under the Loan and Security Agreement, dated as of November 26, 1996, between the Seller and Freemont Financial Corporation (the "Freemont Agreement").

     In the event that any amount is due from Seller to Fremont in addition to the amount shown in a payout letter presented at closing because of the presentation of additional accounts payable which are Assumed Liabilities under this Agreement by third parties to Fremont on the day prior to the Closing Date or on the Closing Date, Buyer agrees to reimburse Seller for such amounts, provided that the aggregate principal balance and accrued interest paid by Buyer with respect to the Fremont pursuant to this Agreement shall not exceed $500,000. At the Closing, Seller shall direct Fremont and Fleet Bank, N.A. promptly to turn over to the Buyer any accounts receivable deposited with Fremont or Fleet Bank, N.A. on or after the Closing Date for the benefit of Seller and any balances in accounts maintained with Fremont or Fleet Bank, N.A. in the name of or for the benefit of the Seller. To the extent that Fremont or Fleet Bank, N.A. does not promptly turn over such accounts or receivables to Buyer, Seller agrees to do so.

          (c) At Closing, Buyer agrees to assume up to $500,000 of the aggregate principal balance and accrued interest on the Note (the "Stockholder Note"), dated March 31, 1995, issued by the Seller to Albert R. Snider. Notwithstanding any terms to the contrary in the Stockholder's Note, Buyer shall pay a weekly installment of $2,100 with respect to the outstanding principal and interest on the Stockholder's Note and any remaining principal and accrued interest shall be payable on March 1, 2000. Provided that the Buyer has made such weekly payments, the Stockholder agrees that the Stockholder on any subsequent transfer of the Stockholder's Note, shall not be entitled to declare a default with respect to or accelerate the payment of principal on the Stockholder's Note.

          (d) The Buyer shall not at the Closing assume or agree to perform, pay or discharge, and the Seller shall remain unconditionally liable for, all obligations, liabilities and commitments, fixed or contingent, of the Seller other than the Assumed Liabilities, including any balances under the Fremont Agreement in excess of the amount set forth in clause (b) above.

     1.5  Allocation of Purchase Price and Assumed Liabilities. The parties
          ----------------------------------------------------
agree that the aggregate amount of the Purchase Price, and the Assumed Liabilities shall be reasonably allocated among the Assets by the Buyer at the Closing.

     1.6  The Closing. The Closing shall take place at the offices of Hale and
          -----------
Dorr LLP, 60 State Street, Boston, Massachusetts at 9:00 a.m., Boston time, on April 15, 1997 or at such other place, time or date as may be mutually agreed upon in writing by the parties hereto. The transfer of the Assets by the Seller to the Buyer shall be deemed to occur at 9:00 a.m., Boston time, on the date of the Closing (the "Closing Date").

     1.7  Tax-Free Reorganization. To the extent the transactions subject to
          -----------------------
this Agreement so qualifies, the parties intend to adopt this Agreement as a tax-free reorganization under Section 368 of the Internal Revenue Code of 1986, as amended.

  2. Representations of the Seller and Stockholder
     ---------------------------------------------

     Each of the Seller and the Stockholder represents and warrants to the Buyer as follows:

     2.1 Organization. The Seller is a corporation duly organized, validly
         ------------
existing and in good standing under the laws of the Commonwealth of Massachusetts and has all requisite power and authority (corporate and other) to own its properties, to carry on its business as now being conducted, to execute and deliver this Agreement and the agreements contemplated herein, and to consummate the transactions contemplated hereby. The Seller has no subsidiaries and does not own any capital stock or other equity interest in any other corporation, partnership, joint venture or other entity. The Seller is duly qualified to do business and in good standing in all jurisdictions in which its ownership of property or the character of its business requires such qualification. Certified copies of the Articles of Organization and Bylaws of the Seller, each as amended to date, have been previously delivered to the Buyer, are complete and correct, and no amendments have been made thereto or have been authorized since the date thereof.

     2.2  Capitalization of the Seller and the Subsidiaries. The Seller's
          -------------------------------------------------
authorized capital stock consists of 200,000 shares of common stock, $0.01 par value, of which 1,000 shares are issued and outstanding. Except as set forth in
Schedule 2.2 all outstanding shares of common stock of the Seller are held of
------------
record and beneficially by the Stockholder. All of such shares have been duly and validly issued and are fully paid and nonassessable.

     2.3  Authorization. The execution and delivery of this Agreement by the
          -------------
Seller, and the agreements provided for herein, and the consummation by the Seller of all transactions contemplated hereby, have been duly authorized by all requisite corporate and shareholder action. This Agreement and all such other agreements and obligations entered into and undertaken in connection with the transactions contemplated hereby to which the Seller or the Stockholder is a party constitute the valid and legally binding obligations of the Seller and the Stockholder, enforceable against the Seller and the Stockholder in accordance with their respective terms. The execution, delivery and performance by the Seller and the Stockholder of this Agreement and the agreements provided for herein, and the consummation by the Buyer of the transactions contemplated hereby and thereby, will not, with or without the giving of notice or the passage of time or both, (a) violate the provisions of any law, rule or regulation applicable to the Seller; (b) violate the provisions of the Articles of Organization or Bylaws of the Seller; (c) violate any judgment, decree, order or award of any court, governmental body or arbitrator (each a "Governmental Entity") applicable to the Seller or the Stockholder; or (d) conflict with or result in the breach or termination of any term or provision of, or constitute a default under, or cause any acceleration under, or cause the creation of any lien, charge or encumbrance upon the properties or assets of the Seller pursuant to, any indenture, mortgage, deed of trust or other instrument or agreement to which the Seller is a party or by which the Seller or any of its properties is or may be bound. Schedule 2.3 attached hereto sets forth a true, correct and
                 ------------
complete list of all consents and approvals of third parties that are required in connection with the consummation by the Seller or the Stockholder of the transactions contemplated by this Agreement.

     2.4  Ownership of the Assets.  Schedule 2.4(i) attached hereto sets forth
          -----------------------   ---------------
a true, correct and complete list of all claims, liabilities, liens, pledges, charges, encumbrances and equities of any kind affecting the Assets (collectively, the -"Encumbrances"). The Seller is, and at the Closing will be, the true and lawful owner of the Assets, and will have the right to sell and transfer to the Buyer good, clear, record and marketable title to the Assets, free and clear of all Encumbrances of any kind. The delivery to the Buyer of the instruments of transfer of ownership contemplated by this Agreement will vest good and marketable title to the Assets in the Buyer, free and clear of all liens, mortgages, pledges, security interests, restrictions, prior assignments, encumbrances and claims of any kind or nature whatsoever.

     2.5  Financial Statements.
          --------------------

          (a) The Seller has previously delivered to the Buyer its balance sheet as of February 29, 1996 (the "Balance Sheet") and the related statements of income, shareholders' equity, retained earnings and changes in financial condition of the Seller for the fiscal year then ended (collectively, including the Balance Sheet, the "Financial Statements"). The Seller has also delivered to the Buyer its balance sheet and statement of income from operations for the period ended February 28, 1997 (collectively, the "Current Financial Statements"). The Financial Statements, the Current Financial Statements and the interim financial statements (the "Interim Financial Statements") to be delivered pursuant to Subsection 5.4 hereof (collectively, the "Financial Statements") have been (or will be) prepared in accordance with generally accepted accounting principles applied consistently with past practice and have been (or will be) certified by the Seller's chief financial officer. Copies of the Financial Statements are attached hereto as Schedule 2.5.
                   ------------

          (b) The Financial Statements fairly present, as of their respective dates, the financial condition, retained earnings, assets and liabilities of the Seller and the results of operations of the Seller's business for the periods indicated; with respect to the contracts and commitments for the sale of goods or the provision of services by the Seller, the Financial Statements contain and reflect adequate reserves, which are consistent with previous reserves taken, for all reasonably anticipated material losses and costs and expenses; and the amounts shown as accrued for current and deferred income and other taxes in the Financial Statements are sufficient for the payment of all accrued and unpaid federal, state and local income taxes, interest, penalties, assessments or deficiencies applicable to the Seller, whether disputed or not, for the applicable period then ended and periods prior thereto.

     2.6  Absence of Undisclosed Liabilities. Except as and to the extent (a)
          ----------------------------------
reflected and reserved against in the Balance Sheet of the Current Financial Statements, (b) set forth on Schedule 2.6 attached hereto or (c) incurred in the
                             ------------
ordinary course of business after the date of the Balance Sheet of the Current Financial Statements and not material in amount, either individually or in the aggregate, the Seller does not have any liability or obligation, secured or unsecured, whether accrued, absolute, contingent, unasserted or otherwise, affecting the Assets. For purposes of this Subsection 2.6, "material" means any amount in excess of $25,000.

     2.7  Litigation. Except as set forth on Schedule 2.7 attached hereto,
          ----------                         ------------
neither the Stockholder nor the Seller is a party to, or to the Seller's or Stockholder's best knowledge threatened with, and none of the Assets are subject to, any litigation, suit, action, investigation, proceeding or controversy before any court, administrative agency or other governmental authority relating to or affecting the Assets or the business or condition (financial or otherwise) of the Seller. To the best of the Seller's and the Stockholder's knowledge, there is no basis for any such litigation, suit, action, investigation or proceeding. Neither the Stockholder nor the Seller is in violation of or in default with respect to any judgment, order, writ, injunction, decree or rule of any court, administrative agency or governmental authority or any regulation of any administrative agency or governmental authority.

     2.8  Insurance.  Schedule 2.8 attached hereto sets forth a true, correct
          ---------   ------------
and complete list of all fire, theft, casualty, general liability, workers compensation, business interruption, environmental impairment, product liability, automobile and other insurance policies insuring the Assets or business of the Seller and of all life insurance policies maintained for any of its employees, specifying the type of coverage, the amount of coverage, the premium, the insurer and the expiration date of each such policy (collectively, the "Insurance Policies") and all claims made under such Insurance Policies since January 1, 1992. True, correct and complete copies of all of the Insurance Policies have been previously delivered by the Seller to the Buyer. The Insurance Policies are in full force and effect and are in amounts and of a nature which are adequate and customary for the Seller's business. All premiums due on the Insurance Policies or renewals thereof have been paid and there is no default under any of the Insurance Policies. Except as set forth on Schedule 2.8
                                                                    ------------
attached hereto, the Seller has not received any notice or other communication from any issuer of the Insurance Policies since January 1, 1992 cancelling or materially amending any of the Insurance Policies, materially increasing any deductibles or retained amounts thereunder, or materially increasing the annual or other premiums payable thereunder, and, to the best knowledge of the Seller, no such cancellation, amendment or increase of deductibles, retainages or premiums is threatened.

     2.9  Inventory.  Schedule 2.9 attached hereto sets forth a true, correct
          ---------   ------------
and complete list of the Inventory as of February 28, 1997, including a description and the book value thereof. Schedule 2.9 as updated pursuant to
                                        ------------
Subsection 7.10 hereof, shall set forth a true, correct and complete list of the Inventory as of the Closing Date, including a description and valuation thereof. Such Inventory consists of items of a quality and quantity which are usable or saleable without discount in the ordinary course of the business conducted by the Seller. The value of all items of obsolete materials and of materials of below standard quality has been written down to realizable market value, and the values at which such Inventory is carried reflect the normal inventory valuation policy of the Seller of stating the Inventory at the lower of cost or market value in accordance with generally accepted accounting principles.

     2.10 Fixed Assets.  Schedule 2.10 attached hereto sets forth a true,
          ------------   -------------
correct and complete list of all Fixed Assets as of the date set forth thereon, including a description and the appraised value thereof. Schedule 2.10 as
                                                         -------------
updated pursuant to Subsection 7.10 hereof, shall set forth a true, correct and complete list of all Fixed Assets as of the Closing Date, including a description and valuation thereof. All of the Fixed Assets are in good operating condition and repair, normal wear and tear excepted, are currently used by the Seller in the ordinary course of business and in the production of products of the Seller and normal maintenance has been consistently performed with respect to such Fixed Assets.

     2.11 Real Estate and Leases of Real Property. The Seller does not own any
          ---------------------------------------
real property. Schedule 2.11 attached hereto sets forth a true, correct and
               -------------
complete list as of the date hereof of all leases of real property, identifying separately each ground lease, to which the Seller is a party (the "Leases"). True, correct and complete copies of the Leases, and all amendments, modifications and supplemental agreements thereto, have previously been delivered by the Seller to the Buyer. The Leases are in full force and effect, are binding and enforceable against each of the parties thereto in accordance with their respective terms and, except as set forth on Schedule 2.11, have not
                                                        -------------
been modified or amended since the date of delivery to the Buyer. No party to any Lease has sent written notice to the other claiming that such party is in default thereunder, which remains uncured. Except as set forth on Schedule 2.11
                                                                  -------------
attached hereto, there has not occurred any event which would constitute a breach of or default in the performance of any material covenant, agreement or condition contained in any Lease, nor has there occurred any event which with the passage of time or the giving of notice or both would constitute such a breach or material default. The Seller is not obligated to pay any leasing or brokerage commission relating to any Lease and, except as set forth on Schedule
                                                                       --------
2.11 attached hereto, will not have any enforceable obligation to pay any
----
leasing or brokerage commission upon the renewal of any Lease. No material construction, alteration or other leasehold improvement work with respect to any of the Leases remains to be paid for or to be performed by the Seller. The Financial Statements contain adequate reserves to provide for the restoration of the properties subject to the Leases at the end of the respective Lease terms, to the extent required by the Leases.

     2.12 Change in Financial Condition and Assets. Except as set forth on
          ---------------------------------
on Schedule 2.12 attached hereto, since the Balance Sheet Date, there has been no change which materially and adversely affects the business, properties, assets, condition (financial or otherwise) or prospects of the Seller. The Seller has no knowledge of any existing or threatened occurrence, event or development which, as far as can be reasonably foreseen, could have a material adverse effect on the Seller or its business, properties, assets, condition (financial or otherwise) or prospects.

     2.13  Tax Matters.
           -----------

          (a) Within the times and in the manner prescribed by law, the Seller has filed all returns, declarations, reports, statements and other documents required to be filed by the Seller in respect of Taxes (as defined below) (the "Returns") which were required to be filed.

          (b) The Seller has paid all federal, state, local, foreign and other net income, gross income, gross receipts, sales, use, ad valorem, transfer, franchise, profits, license, lease, service use, withholding, payroll, employment, excise, severance, stamp, occupation, premium, property, windfall profits, customs, duties or other taxes, fees, assessments or charges of any kind whatever, together with interest and any penalties, additions to tax or additional amounts with respect thereto ("Taxes") imposed upon them or for which they could be liable, whether to taxing authorities (as, for example, under law) or to other persons or entities (as, for example, under tax allocation agreements), with respect to all taxable periods or portions of taxable periods ending on or before the Closing Date to the extent such amounts are due on or before the Closing Date.

          (c) All Taxes that the Seller is or was required by law to withhold or collect have been duly withheld or collected and, to the extent required, have been paid to the proper Governmental Entity.

          (d) All Returns filed by the Seller constitute complete and accurate representations of the Tax liabilities of the Seller for such years.

          (e) The Seller has not waived or extended any applicable statute of limitations relating to the assessment of Taxes which waiver is now in effect.

          (f) The Seller has not filed a consent pursuant to Section 341(f) of the Internal Revenue Code of 1986, as amended (the "Code") relating to collapsible corporations nor has either Seller agreed to have Section 341(f)(2) of the Code apply to any disposition of a subsection (f) asset (as such term is defined in Section 341(f)(4) of the Code).

          (g) The Seller has not participated in or cooperated with an international boycott, within the meaning of Section 999 of the Code, nor has the Seller had operations which are or may hereafter become reportable under
Section 999 of the Code.

          (h) There are no liens for Taxes (other than for current Taxes not yet due and payable) upon the assets of the Seller.

          (i) The Seller is not a party to or bound by any Tax indemnity, Tax sharing or Tax allocation agreement.

          (j) The Seller has not been a member of an affiliated group of corporations within the meaning of Section 1504 of the Code filing consolidated Returns (a "Consolidated Group").

          (k) The Seller is not a party to any agreement, contract, arrangement or plan that has resulted or would result, separately or in the aggregate, in the payment of any "excess parachute payments" within the meaning of Section 280G of the Code.

          (l) No stockholder of the Seller is a person other than a United States person within the meaning of the Code.

          (m) The Seller is not and has not been a United States real property holding corporation within the meaning of Section 897(c)(2) of the Code during the applicable period specified in Section 897(c)(1)(A)(ii) of the Code.

          (n) The Seller has not agreed to make nor is the Seller required to make any adjustment under Section 481 of the Code by reason of a change in accounting method or otherwise.

          (o) The Seller has not had a permanent establishment in any foreign country, as defined in any applicable treaty or convention between the United States and such foreign country. The Seller is not a party to any joint venture, partnership or other arrangement or contract that could be treated as a partnership for federal income Tax purposes.

          (p) The Returns of the Seller have not been reviewed or audited by applicable federal, state, local and foreign taxing authorities. The Seller has not made Tax elections that are currently in effect for the Seller and that, absent revocation, will remain in effect for taxable years ending on or after the Closing Date. No issue or issues have been raised in connection with any prior or pending review or audit of said Returns which Seller reasonably believes may be expected to be raised in the future by such taxing authorities in connection with the audit or review of the Returns of the Seller.

     2.14 Accounts Receivable.  Schedule 2.14 attached hereto sets forth a true,
          -------------------   -------------
correct and complete list of all Accounts Receivable, including an aging thereof as of February 28, 1997. Schedule 2.14, as updated pursuant to Subsection 7.10
                         -------------
hereof, shall set forth a true, correct and complete list of the Accounts Receivable as of the Closing Date, including an aging thereof. All Accounts Receivable arose out of the sales of inventory or services in the ordinary course of business and are collectible in the face value thereof within 60 days of the date of invoice, using normal collection procedures, net of the reserve for doubtful accounts as set forth thereon.

     2.15 Books and Records. The general ledgers and books of account of the
          -----------------
Seller, all federal, state and local income, franchise, property and other tax returns filed by the Seller, with respect to the Assets, and all other books and records of the Seller are in all material respects complete and correct and have been maintained in accordance with good business practice and in accordance with all applicable procedures required by laws and regulations.

     2.16 Contracts and Commitments.
          -------------------------

          (a) Schedule 2.16 attached hereto contains a true, complete and
              -------------
correct list and description of the following contracts and agreements, whether written or oral (collectively, the "Contracts"):

              (i) all loan agreements, indentures, mortgages and guaranties to which the Seller is a party or by which the Seller or any of its property is bound;

              (ii) all pledges, conditional sale or title retention agreements, security agreements, equipment obligations, personal property leases and lease purchase agreements relating to any of the Assets to which the Seller is a party or by which the Seller or any of its property is bound;

              (iii) all contracts, agreements, commitments, purchase orders or other understandings or arrangements to which the Seller is a party or by which the Seller or any of its property is bound which (A) involve payments or receipts by the Seller of more than $25,000 in the case of any single contract, agreement, commitment, understanding or arrangement under which full performance (including payment) has not been rendered by all parties thereto or (B) which may materially adversely affect the condition (financial or otherwise) or the properties, assets, business or prospects of the Seller;

              (iv) all collective bargaining agreements, employment and consulting agreements, executive compensation plans, bonus plans, deferred compensation agreements, pension plans, retirement plans, employee stock option or stock purchase plans and group life, health and accident insurance and other employee benefit plans, agreements, arrangements or commitments to which the Seller is a party or by which the Seller or any of its property is bound;

              (v) all agency, distributor, sales representative and similar agreements to which the Seller is a party;

              (vi) all contracts, agreements or other understandings or arrangements between the Seller and any stockholder or Affiliate of the Seller;

              (vii) all leases, whether operating, capital or otherwise, under which the Seller is lessor or lessee;

              (viii) all contracts, agreements and other documents or information relating to past disposal of waste (whether or not hazardous); and

              (ix) any other material agreement or contract entered into by the Seller.

          (b) Except as set forth on Schedule 2.16 attached hereto:
                                     -------------

              (i) each Contract is a valid and binding agreement of the Seller, enforceable against the Seller in accordance with its terms, and the Seller does not have any knowledge that any Contract is not a valid and binding agreement of the other parties thereto;

              (ii) the Seller has fulfilled all material obligations required pursuant to the Contracts to have been performed by the Seller on its part prior to the date hereof, and the Seller has no reason to believe that it will not be able to fulfill, when due, all of its obligations under the Contracts which remain to be performed after the date hereof;

              (iii) the Seller is not in breach of or default under any Contract, and no event has occurred which with the passage of time or giving of notice or both would constitute such a default, result in a loss of rights or result in the creation of any lien, charge or encumbrance, thereunder or pursuant thereto;

              (iv) to the best knowledge of the Seller, there is no existing breach or default by any other party to any Contract, and no event has occurred which with the passage of time or giving of notice or both would constitute a default by such other party, result in a loss of rights or result in the creation of any lien, charge or encumbrance thereunder or pursuant thereto;

              (v) the Seller is not restricted by any Contract from carrying on its business anywhere in the world; and

              (vi) the Seller has no written or oral Contracts to sell products or perform services which are expected to be performed at, or to result in, a loss.

          (c) Except as set forth on Schedule 2.3 or Schedule 2.16, the
                                     ------------    -------------
continuation, validity and effectiveness of each Contract will not be affected by the transfer thereof to Buyer under this Agreement and all such Contracts are assignable to Buyer without a consent.

          (d) True, correct and complete copies of all Contracts have previously been delivered by the Seller to the Buyer.

     2.17 Compliance with Agreements and Laws. The Seller has all requisite
          -----------------------------------
licenses, permits and certificates, including environmental, health and safety permits, from federal, state and local authorities necessary to conduct its business and own and operate its assets, including a Hybird Microcircuit Certification from the Defense Electronics Supply Center (collectively, the "Permits"). Schedule 2.17 attached hereto sets forth a true, correct and
            -------------
complete list of all such Permits, copies of which have previously been delivered by the Seller to the Buyer. Except as set forth on Schedule 2.17 the
                                                             -------------
Seller will transfer such Permits to the Buyer on the Closing Date and the Buyer shall be entitled to the benefits thereof without any further action on the part of the Buyer. The Seller is not in violation of any law, regulation or ordinance (including, without limitation, laws, regulations or ordinances relating to building, zoning, environmental, disposal of hazardous substances, land use or similar matters) relating to its properties, the violation of which could have a material adverse effect on the Seller or its properties. The business of the Seller does not violate, in any material respect, any federal, state, local or foreign laws, regulations or orders (including, but not limited to, any of the foregoing relating to employment discrimination, occupational safety, environmental protection, hazardous waste (as defined in the Resource Conservation and Recovery Act, as amended, and the regulations adopted pursuant thereto), conservation, or corrupt practices, the enforcement of which would have a material and adverse effect on the results of operations, condition (financial or otherwise), assets, properties, business or prospects of the Seller. Except as set forth on Schedule 2.17 attached hereto, the Seller has not
                               -------------
since January 1, 1992 received any notice or communication from any federal, state or local governmental or regulatory authority or otherwise of any such violation or noncompliance.

     2.18 Employee Relations.
          ------------------

          (a) The Seller is in compliance with all federal, state and municipal laws respecting employment and employment practices, terms and conditions of employment, and wages and hours, and is not engaged in any unfair labor practice, and there are no arrears in the payment of wages or social security taxes.

          (b) Except as set forth on Schedule 2.18 attached hereto:
                                     -------------

              (i) none of the employees of the Seller is represented by any labor union;

              (ii) there is no unfair labor practice complaint against the Seller pending before the National Labor Relations Board or any state or local agency;

              (iii) there is no pending labor strike or other material labor trouble affecting the Seller (including, without limitation, any organizational drive);

              (iv) there is no material labor grievance pending against the Seller;

              (v) there is no pending representation question respecting the employees of the Seller; and

              (vi) there are no pending arbitration proceedings arising out of or under any collective bargaining agreement to which the Seller is a party, or to the best knowledge of the Seller, any basis for which a claim may be made under any collective bargaining agreement to which the Seller is a party.

          (c) Schedule 2.18 attached hereto sets forth a true, correct and
              -------------
complete list of (a) the employee benefits provided by the Seller to its employees and all contracts or agreements between the Seller and its employees, and (b) the Seller's current payroll, including the job descriptions and salary or wage rates of each of its employees, showing separately for each such person who received an annual salary in excess of $20,000 the amounts paid or payable as salary and bonus payments for the year ended December 31, 1996.

          (d) For purposes of this Subsection 2.18, the term "employee" shall be construed to include sales agents and other independent contractors who spend a majority of their working time on the Seller's business.

     2.19 Absence of Certain Changes or Events. Except as set forth on Schedule
          ------------------------------------                         --------
2.19 attached hereto, since the December 31, 1996, the Seller has not entered
----
into any transaction which is not in the usual and ordinary course of business, and, without limiting the generality of the foregoing, the Seller has not:

          (a) Incurred any material obligation or liability for borrowed money;

          (b) Discharged or satisfied any lien or encumbrance or paid any obligation or liability other than current liabilities reflected in the Current Balance Sheet;

          (c) Mortgaged, pledged or subjected to lien, charge or other encumbrance any of the Assets;

          (d) Sold or purchased, assigned or transferred any of its tangible assets or cancelled any debts or claims, except for inventory sold and raw materials purchased in the ordinary course of business;

          (e) Made any material amendment to or termination of any Contract or done any act or omitted to do any act which would cause the breach of any Contract;

          (f) Suffered any losses, whether insured or uninsured, and whether or not in the control of the Seller, in excess of $25,000 in the aggregate, or waived any rights of any value;

          (g) Made any changes in compensation of its officers, directors or employees;

          (h) Authorized or issued recall notices for any of its products or initiated any safety investigations;

          (i) Received notice of any litigation, warranty claim or products liability claims;

          (j) declared or paid any dividend, distribution or other payment to any stockholder of the Company or any Affiliate of the Company, other then payments of salary in amounts and to the persons set forth in Schedule 2.18; or
                                                              -------------

          (k) Made any material change in the terms, status or funding condition of any Employee Plan, as defined in Subsection 2.25 hereof.

     2.20 Customers.  Schedule 2.20 attached hereto sets forth a true, correct
          ---------   -------------
and complete list of the names and addresses of all customers of the Seller which accounted for more than 2% of the Seller's total sales in the fiscal year ended February 28, 1997. None of such customers has notified the Seller that it has discontinued or intends to discontinue its relationship with the Seller.

     2.21 Suppliers.  Schedule 2.21 attached hereto sets forth a true, correct
          ---------   -------------
and complete list of the names and addresses of the ten suppliers of the Seller which accounted for the largest dollar volume of purchases by the Seller for the fiscal year ended February 28, 1997. None of such suppliers has notified the Seller that it has discontinued or intends to discontinue its relationship with the Seller.

     2.22 Bank Accounts.  Schedule 2.22 attached hereto contains a true, correct
          -------------   -------------
and complete list of all bank accounts and safe deposit boxes in the name of or controlled by the Seller and the names of persons having access thereto.

     2.23 Prepayments and Deposits.  Schedule 2.23 attached hereto sets forth
          ------------------------   -------------
all prepayments or deposits from customers for products to be shipped, or services to be performed, after the Closing Date which have been received by the Seller as of the date hereof.

     2.24 Trade Names and Other Intangible Property.
          -----------------------------------------

          (a) Schedule 2.24 attached hereto sets forth a true, correct and
              -------------
complete list and, where appropriate, a description of, all Intangible Property. True, correct and complete copies of all licenses and other agreements relating to the Intangible Property have been previously delivered by the Seller to the Buyer.

          (b) Except as otherwise disclosed in Schedule 2.24 attached hereto,
                                               -------------
the Seller is the sole and exclusive owner of all Intangible Property and all designs, permits, labels and packages used on or in connection therewith. The Intangible Property owned by the Seller is sufficient to conduct the Seller's business as presently conducted and, when transferred to the Buyer pursuant to this Agreement, will be sufficient to permit the Buyer to conduct the business of the Seller as presently conducted by the Seller. The Seller has received no notice of, and has no knowledge of any basis for, a claim against it that any of its operations, activities, products or publications infringes on any patent, trademark, trade name, copyright or other property right of a third party, or that it is illegally or otherwise using the trade secrets, formulae or any property rights of others. The Seller has no disputes with or claims against any third party for infringement by such third party of any trade name or other Intangible Property of the Seller. The Seller has taken all steps reasonably necessary to protect its right, title and interest in and to the Intangible Property.

     2.25 Employee Benefit Plans.
          ----------------------

          (a) Employee Plans.  Schedule 2.25 attached hereto contains a true,
              --------------   -------------
correct and complete list of all pension, benefit, profit sharing, retirement, deferred compensation, welfare, insurance, disability, bonus, vacation pay, severance pay and other similar plans, programs and agreements, whether reduced to writing or not, relating to the Seller's employees, or maintained at any time since December 31, 1992 by the Seller or by any other member (hereinafter, "Affiliate") of any controlled group of corporations, group of trades or businesses under common control, or affiliated service group (as defined for purposes of Section 414(b), (c) and (m), respectively, of the Code (the "Employee Plans").

          (b) Copies of Employee Plans and Related Documents. The Seller has
              ----------------------------------------------
previously delivered to the Buyer true, correct and complete copies of all Employee Plans which have been reduced to writing and written descriptions of all Employee Plans which have not been reduced to writing, and all agreements, including trust agreements and insurance contracts, related to such Employee Plans, and the Summary Plan Description and all modifications thereto for each Employee Plan communicated to employees. With respect to each Employee Plan that is a "defined benefit plan," as such term is defined in Section 3(35) of ERISA (the "Defined Benefit Plans"), true, correct and complete copies of (i) the annual actuarial valuation reports for the last five years, (ii) the Form 5500 and Schedule A or B thereto, or both, filed for the last five years and (iii) any filings made with the Pension Benefit Guaranty Corporation ("PBGC"), Internal Revenue Service or Department of Labor, or any correspondence with or from such agencies, regarding the termination of any such Defined Benefit Plan, have been delivered to the Buyer.

          (c) No Implied Rights. Nothing expressed or implied herein shall
              -----------------
confer upon any past or present employee of the Seller, his or her representatives, beneficiaries, successors and assigns, nor upon any collective bargaining agent, any rights or remedies of any nature, including, without limitation, any rights to employment or continued employment with the Seller, the Buyer, or any successor or affiliate.

          (d) COBRA. No current or former employee of the Seller has elected to
              -----
exercise rights under, and the Seller does not have any liabilities under, the Consolidated Omnibus Budget Reconciliation Act of 1984, as amended ("COBRA").

          (e) Liabilities. The Buyer does not assume, and neither it nor the
              -----------
Assets will be subject to, any liabilities with respect to any Employee Plan, including, without limitation, any Taxes, employee policies, employee benefit claims or liability to the PBGC except that the Buyer assumes liability for accrued vacation and sick pay and vacation leave to the extent reflected on the Current Financial Statements or incurred subsequent to the date of the Current Financial Statements.

     2.26 Assets Complete. The Assets are, when utilized by a labor force
          ---------------
substantially similar to that employed by the Seller on the date hereof, adequate to conduct the business operations currently conducted by the Seller.

     2.27 Regulatory Approvals. No consents, approvals, authorizations and other
          --------------------
requirements prescribed by any federal, state or local law or regulation must be obtained from any governmental entity or satisfied by the Seller or are necessary for the execution and delivery by the Seller or the Stockholder of this Agreement and the documents to be executed and delivered by the Seller in connection herewith.

     2.28 Indebtedness to and from Officers, Directors and Shareholders. Except
          -------------------------------------------------------------
for the Stockholders' Lease, the Seller is not indebted, directly or indirectly, to any person who is an officer, director or shareholder of the Seller or any Affiliate of any such person in any amount whatsoever other than for salaries for services rendered or reimbursable business expenses or indebtedness that shall be satisfied on the Closing Date, all of which have been reflected on the Current Financial Statements, and no such officer, director, shareholder or affiliate is indebted to the Seller, except for advances made to employees of the Seller in the ordinary course of business to meet reimbursable business expenses anticipated to be incurred by such obligor.

     2.29 Powers of Attorney and Suretyships. The Seller does not have any
          ----------------------------------
general or special powers of attorney outstanding (whether as grantor or grantee thereof) and has no obligations or liability (whether actual, accrued, accruing, contingent or otherwise) as guarantor, surety, co-signor, endorser, co-maker, indemnitor or otherwise in respect of the obligation of any person, corporation, partnership, joint venture, association, organization or other entity, except as endorser or maker of checks or letters of credit, respectively, endorsed or made in the ordinary course of business.

     2.30 WARN Act. The Worker Adjustment and Retraining Notification Act, 29
          --------
U.S.C. (S) 2101 et sec. and the regulations applicable thereto, 20 C.F.R. (S) 639 et sec. (collectively, the "WARN Act") does not apply to the transactions contemplated by this Agreement. Seller has no affiliated companies; and Seller employs less than one hundred (100) employees.

     2.31 Disclosure. No representation or warranty by the Seller or the
          ----------
Stockholder in this Agreement or in any Exhibit hereto, or in any list, statement, document or information set forth in or attached to any Schedule delivered, to be delivered pursuant to this Agreement or previously delivered to the Buyer, contains or will contain any untrue statement of a material fact or omits or will omit any material fact necessary in order to make the statements contained therein not misleading. The Seller and the Stockholder have disclosed to the Buyer all material facts pertaining to the Seller, its business and the transactions contemplated by this Agreement.

     2.32 Securities Representations.
          --------------------------

          (a) The Seller and each stockholder of the Seller are "accredited investors" within the meaning of the Securities Act. Each of the Seller and each stockholder has knowledge and experience in financial and business matters such that it is capable of evaluating the merits and risks of the investment in the Shares issued to the Seller by the Buyer pursuant to this Agreement and is financially able to undertake the risks involved in such an investment. The Seller and the Stockholder further understand that (i) the Shares have not been registered under the Securities Act, or any state securities law by reason of their issuance in a transaction exempt from the registration requirements of the Securities Act pursuant to Section 4(2) and Regulation D promulgated thereunder and an exemption under the applicable state securities law, (ii) such Shares must be held indefinitely unless a registration statement covering the resale of such shares is effective under the Securities Act and such state law or unless an exemption from registration under the Securities Act and such state law is available and (iii) the Shares will bear a legend to the foregoing effect.

          (b) The Buyer has provided the Seller and Stockholder with copies of the annual report and quarterly reports to stockholders, proxy statements and all filing under the Securities Exchange Act of 1934, as amended, published or filed during the past two fiscal years by SatCon Technology Corporation. The Buyer has granted the Seller and the Stockholder and their attorneys or other representatives access to all other information about the Buyer and SatCon Technology Corporation which the Seller and the Stockholder have requested; and the Seller and its attorneys or other representatives have had the opportunity to ask questions of, and receive answers from, representatives of the Buyer and SatCon Technology Corporation concerning such information and the Buyer's and SatCon Technology Corporation's financial condition and prospects.

          (c) The principal office of the Seller and the place at which the decision by the Seller and the Stockholder to participate in this Agreement and the transactions contemplated hereby was made is located at the address appearing next to the Seller's and the Stockholders' names in Section 10 hereof.

  3. Representations of the Buyer
     ----------------------------

  The Buyer represents and warrants to the Seller as follows:

     3.1  Organization and Authority. The Buyer is a corporation duly organized,
          --------------------------
validly existing and in good standing under the laws of the state of Delaware, and has requisite power and authority (corporate and other) to own its properties and to carry on its business as now being conducted. The Buyer has full power to execute and deliver this Agreement, and the Instrument of Assumption of Liabilities and to consummate the transactions contemplated hereby and thereby. Certified copies of the Certificate of Incorporation and the Bylaws of the Buyer, as amended to date, have been previously delivered to the Seller, are complete and correct, and no amendments have been made thereto or have been authorized since the date thereof.

     3.2  Authorization. The execution and delivery of this Agreement by the
          -------------
Buyer, and the agreements provided for herein, and the consummation by the Buyer of all transactions contemplated hereby, have been duly authorized by all requisite corporate action. This Agreement and all such other agreements and written obligations entered into and undertaken in connection with the transactions contemplated hereby constitute the valid and legally binding obligations of the Buyer, enforceable against the Buyer in accordance with their respective terms. The execution, delivery and performance of this Agreement and the agreements provided for herein, and the consummation by the Buyer of the transactions contemplated hereby and thereby, will not, with or without the giving of notice or the passage of time or both, (a) violate the provisions of any law, rule or regulation applicable to the Buyer; (b) violate the provisions of the Buyer's Certificate of Incorporation or Bylaws;

(c) violate any judgment, decree, order or award of any court, governmental body or arbitrator; or (d) conflict with or result in the breach or termination of any term or provision of, or constitute a default under, or cause any acceleration under, or cause the creation of any lien, charge or encumbrance upon the properties or assets of the Buyer pursuant to, any indenture, mortgage, deed of trust or other agreement or instrument to which it or its properties is a party or by which the Buyer is or may be bound. Schedule 3.2 attached hereto
                                                  ------------
sets forth a true, correct and complete list of all consents and approvals of third parties that are required in connection with the consummation by the Buyer of the transactions contemplated by this Agreement.

     3.3  Regulatory Approvals. All consents, approvals, authorizations and
          --------------------
other requirements prescribed by any law, rule or regulation which must be obtained or satisfied by the Buyer and which are necessary for the consummation of the transactions contemplated by this Agreement have been, or will be prior to the Closing Date, obtained and satisfied.

     3.4  Disclosure. No representation or warranty by the Buyer in this
          ----------
Agreement or in any Exhibit hereto, or in any list, statement, document or information set forth in or attached to any Schedule delivered or to be delivered pursuant hereto, contains or will contain any untrue statement of a material fact or omits or will omit any material fact necessary in order to make the statements contained therein not misleading.

  4. Access to Information; Public Announcements
     -------------------------------------------

     4.1  Access to Management, Properties and Records.
          --------------------------------------------

          (a) From the date of this Agreement until the Closing Date, the Seller shall afford the officers, attorneys, accountants and other authorized representatives of the Buyer free and full access upon reasonable notice and during normal business hours to all management personnel, offices, properties, books and records of the Seller, so that the Buyer may have full opportunity to make such investigation as it shall desire to make of the management, business, properties and affairs of the Seller, and the Buyer shall be permitted to make abstracts from, or copies of, all such books and records. Without limiting the foregoing, the Seller shall co-operate with the audit of the Seller's financial statements contemplated by Section 7.7. The Seller shall, at the Buyer's request, use its best efforts to arrange for the Buyer to meet with the customers and suppliers listed on Schedules 2.20 and 2.21, prior to the Closing Date and to discuss the Seller's operations and their willingness to conduct business with the Buyer. The Seller shall furnish to the Buyer such financial and operating data and other information as to the Assets and the business of the Seller as the Buyer shall reasonably request.

          (b) If the Buyer, at its option and expense, prior to the Closing Date, elects to have a report or reports prepared by an engineer or other professional selected by the Buyer, certifying that the real property leased by the Seller (i) complies with all applicable federal, state and local environmental and wetlands laws, rules and regulations and that there is not now, and never has been, manufacture, storage, or disposal of hazardous wastes at the real property leased by the Seller in violation of said laws, rules and regulations, (ii) complies with all applicable building, health and fire codes, and subdivision control laws, rules and regulations, and (iii) does not contain any friable asbestos, the Seller shall cooperate with such engineer or professional to the extent necessary to prepare such reports, including, without limitation, providing such engineer or professional access to the real property leased by the Seller and necessary records, and arranging interviews with employees of the Seller.

          (c) The Seller shall authorize the release to the Buyer of all files pertaining to the Seller, the Assets or the business or operations of the Seller held by any federal, state, county or local authorities, agencies or instrumentalities.

     4.2  Confidentiality. All information not previously disclosed to the
          ---------------
public or generally known to persons engaged in the respective businesses of the Seller or the Buyer which shall have been furnished by the Buyer or the Seller to the other party in connection with the transactions contemplated hereby or as provided pursuant to this Section 4 shall not be disclosed to any person other than their respective employees, directors, attorneys, accountants or financial advisors or other than as contemplated herein. In the event that the transactions contemplated by this Agreement shall not be consummated, all such information which shall be in writing shall be returned to the party furnishing the same, including, to the extent reasonably practicable, all copies or reproductions thereof which may have been prepared, and neither party shall at any time thereafter disclose to third parties, or use, directly or indirectly, for its own benefit, any such information, written or oral, about the business of the other party hereto.

     4.3  Public Announcements. The parties agree that prior to the Closing
          --------------------
Date, except as otherwise required by law, any and all public announcements or other public communications concerning this Agreement and the purchase of the Assets by the Buyer shall be subject to the approval of both parties, which approval shall not be unreasonably withheld.

  5. Pre-Closing Covenants of the Seller and the Stockholder
     -------------------------------------------------------

  From and after the date hereof and until the Closing Date:

     5.1  Conduct of Business. The Seller shall carry on its business diligently
          -------------------
and substantially in the same manner as heretofore and shall not make or institute any unusual or new methods of manufacture, purchase, sale, shipment or delivery, lease, management, accounting or operation, and shall not ship or deliver any quantity of products in excess of normal shipment or delivery levels, except as agreed to in writing by the Buyer. All of the property of the Seller shall be used, operated, repaired and maintained in a normal business manner consistent with past practice.

     5.2  Absence of Material Changes. Without the prior written consent of
          ---------------------------
the Buyer, the Seller shall not:

          (a) Take any action to amend its Articles of Organization or Bylaws;

          (b) Issue any stock, bonds or other corporate securities or grant any option or issue any warrant to purchase or subscribe to any of such securities or issue any securities convertible into such securities;

          (c) Incur any obligation or liability (absolute or contingent), except current liabilities incurred and obligations under contracts entered into in the ordinary course of business, and shall not permit the amount of indebtedness outstanding under the Freemont Agreement to exceed $500,000;

          (d) Declare or make any payment or distribution to its shareholders with respect to their stock or purchase or redeem any shares of its capital stock;

          (e) Mortgage, pledge, or subject to any lien, charge or any other encumbrance any of the Assets;

          (f) Sell, assign, or transfer any of the Assets, except for inventory sold in the ordinary course of business, at a normal profit margin, and for not less than replacement cost;

          (g) Cancel any debts or claims, except in the ordinary course of business;

          (h) Merge or consolidate with or into any corporation or other entity;

          (i) Make, accrue or become liable for any bonus, profit sharing or incentive payment, except for accruals under existing plans, if any, or increase the rate of compensation payable or to become payable by it to any of its officers, directors or employees, other than increases in the ordinary course of business consistent with past practice;

          (j) Make any election or give any consent under the Code or the tax statutes of any state or other jurisdiction or make any termination, revocation or cancellation of any such election or any consent or compromise or settle any claim for past or present tax due;

          (k) Waive any rights of material value;

          (l) Modify, amend, alter or terminate any of its executory contracts of a material value or which are material in amount;

          (m) Take or permit any act or omission constituting a breach or default under any contract, indenture or agreement by which it or its properties are bound;

          (n) Fail to (i) preserve the possession and control of its assets and business, (ii) keep in faithful service its present officers and key employees,
(iii) preserve the goodwill of its customers, suppliers, agents, brokers and others having business relations with it, and (iv) keep and preserve its business existing on the date hereof until after the Closing Date;

          (o) Fail to operate its business and maintain its books, accounts and records in the customary manner and in the ordinary or regular course of business and maintain in good repair its business premises, fixtures, machinery, furniture and equipment;

          (p) Enter into any leases, contracts, agreements or understandings other than those entered into in the ordinary course of business calling for payments which in the aggregate do not exceed $10,000 for each such lease, contract, agreement or understanding;

          (q) Engage any employee;

          (r) Materially alter the terms, status or funding condition of any Employee Plan; or

          (s) Commit or agree to do any of the foregoing in the future.

     5.3  Taxes. The Seller will, on a timely basis, file all tax returns for
          -----
and pay any and all taxes which shall become due or shall have accrued (a) on account of the operation of the business of the Seller or the ownership of the Assets on or prior to the Closing Date or (b) on account of the sale of the Assets (including a pro-rata portion of all personal property and excise taxes payable with respect to the Assets by the Seller).

     5.4  Delivery of Interim Financial Statements. As promptly as possible
          ----------------------------------------
following the last day of each month after the date hereof, and in any event within 15 days after the end of each such month, the Seller shall deliver to the Buyer its balance sheet and related statements of income, shareholders' equity, retained earnings and changes in financial condition for the one-month period then ended, all certified by the chief financial officer (collectively, the "Interim Financial Statements").

     5.5  Communication with Customers and Suppliers.
          ------------------------------------------

          (a) Unless instructed otherwise by the Buyer in writing, the Seller will accept customer orders in the ordinary course of business and consistent with past practice as the Buyer's agent for all products offered by the Seller but expected to be shipped by the Buyer after the Closing Date.

          (b) The Seller and the Buyer will cooperate in communication with suppliers and customers to accomplish the transfer of the Assets to the Buyer on the Closing Date.

     5.6  Compliance with Laws. The Seller will comply with all laws and
          --------------------
regulations which are applicable to it, its ownership of the Assets or to the conduct of its business and will perform and comply with all contracts, commitments and obligations by which it is bound.

     5.7  Continued Truth of Representations and Warranties of the Seller and
          -------------------------------------------------------------------
the Stockholder. Neither the Stockholder nor the Seller will take any actions,
---------------
including any amendment to the corporate or shareholder authorization for this transaction, which would result in any of the representations or warranties set forth in Section 2 hereof being untrue.

     5.8  Continuing Obligation to Inform. From time to time prior to the
          -------------------------------
Closing, the Seller will deliver or cause to be delivered to the Buyer supplemental information concerning events subsequent to the date hereof which would render any statement, representation or warranty in this Agreement or any information contained in any Schedule inaccurate or incomplete in any material respect at any time after the date hereof until the Closing Date.

     5.9  Exclusive Dealing. Neither the Stockholder nor the Seller will,
          -----------------
directly or indirectly, through any officer, director, agent or otherwise, (a) solicit, initiate or encourage submission of proposals or offers from any person relating to any acquisition or purchase of all or a material portion of the Assets, or any equity interest in, the Seller or any equity investment, merger, consolidation or business combination with the Seller, or (b) participate in any discussions or negotiations regarding, or furnish to any other person, any non-public information with respect to, or otherwise cooperate in any way with, or assist or participate in, facilitate or encourage, any effort or attempt by any other person to do or seek any of the foregoing. The Seller shall promptly notify the Buyer if any such proposal or offer, or any inquiry or contact with any person with respect thereto, is made.

  6. Best Efforts to Obtain Satisfaction of Conditions
     -------------------------------------------------

     The Seller, the Stockholder and the Buyer covenant and agree to use their best efforts to obtain the satisfaction of the conditions specified in this Agreement.

  7. Conditions to Obligations of the Buyer
     --------------------------------------

     The obligations of the Buyer under this Agreement are subject to the fulfillment, at the Closing Date, of the following conditions precedent, each of which may be waived in writing in the sole discretion of the Buyer:

     7.1  Continued Truth of Representations and Warranties of the Seller and
          -------------------------------------------------------------------
Stockholder; Compliance with Covenants and Obligations. The representations and
------------------------------------------------------
warranties of the Seller and Stockholder shall be true on and as of the Closing Date as though such representations and warranties were made on and as of such date, except for any changes permitted by the terms hereof or consented to in writing by the Buyer. The Seller and Stockholder shall have performed and complied with all terms, conditions, covenants, obligations, agreements and restrictions required by this Agreement to be performed or complied with by them prior to or at the Closing Date.

     7.2  Corporate Proceedings. All corporate and other proceedings required
          ---------------------
to be taken on the part of the Seller to authorize or carry out this Agreement and to convey, assign, transfer and deliver the Assets shall have been taken.

     7.3  Governmental Approvals. All governmental agencies, departments,
          ----------------------
bureaus, commissions and similar bodies, the consent, authorization or approval of which is necessary under any applicable law, rule, order or regulation for the consummation by the Seller of the transactions contemplated by this Agreement and the operation of the Seller's business by the Buyer shall have consented to, authorized, permitted or approved such transactions.

     7.4  Consents of Lenders, Lessors and Other Third Parties. The Seller shall
          ----------------------------------------------------
have received all requisite consents and approvals of all lenders, lessors and other third parties whose consent or approval is required in order for the Seller to consummate the transactions contemplated by this Agreement, including, without limitation, those set forth on Schedule 2.3 attached hereto.
                                       ------------

     7.5  Adverse Proceedings. No action or proceeding by or before any court or
          -------------------
other governmental body shall have been instituted or threatened by any governmental body or person whatsoever which shall seek to restrain, prohibit or invalidate the transactions contemplated by this Agreement or which might affect the right of the Buyer to own or use the Assets after the Closing.

     7.6  Due Diligence. The Seller and the Stockholder shall have provided to
          -------------
the Buyer access to all material and information requested by the Buyer to conduct a thorough due diligence review of all aspects of the Seller's business and the Assets. The Buyer shall, in its sole discretion, be satisfied with such review, both in scope and substance, including such review with respect to environmental matters.

     7.7  Opinion of Counsel. The Buyer shall have received an opinion of Mason
          ------------------
& Martin, counsel to the Seller, dated as of the Closing Date, in a form and as to such matters as may be reasonably requested by the Buyer or its counsel.

     7.8  Board of Directors and Shareholder Approval. The directors and
          -------------------------------------------
shareholders of the Seller shall have duly authorized the transactions contemplated by this Agreement.

     7.9  The Assets. At the Closing, the Buyer shall receive good, clear,
          ----------
record and marketable title to the Assets, free and clear of all liens, liabilities, security interests and encumbrances of any nature whatsoever.

     7.10 Update. The Seller shall have provided the Buyer with a true, correct
          ------
and complete list and amount, as of the Closing Date, of:

          (a) the Inventory;

          (b) the Fixed Assets;

          (c) the Accounts Receivable, including an aging thereof;

          (d) the trade accounts payable and accrued liabilities assumed pursuant to Subsection 1.4(a)(i) and (ii) hereof;

          (e) all unfilled customer orders; and

          (f) all shipments made during the period from the date of this Agreement to the Closing Date,

none of which information shall be materially different from the information supplied by the Seller as of the date hereof on Schedules 2.9, 2.10, 2.14 and
                                                -------------  ----  ----
2.20 attached hereto.
----

     7.11  [Intentionally omitted]
           -----------------------

     7.12 Assignment of insurance Policies. On or prior to the Closing Date,
          --------------------------------
the Seller shall have assigned to the Buyer any and all insurance policies extending warranty or products liability coverage to the Seller for products manufactured by the Seller prior to the Closing Date or for claims made on or prior to the Closing Date.

     7.13 Material Adverse Change. There shall not have occurred a material
          -----------------------
adverse change, or an event or development involving a prospective material adverse change, in the Assets or in the business, properties, operations, conditions (financial or otherwise), prospects or liabilities of the Seller since December 29, 1996.

     7.14 Escrow Agreement. On or prior to the Closing Date, the Buyer, Seller
          ----------------
and Stockholder shall have entered into an Escrow Agreement in the form attached hereto as Exhibit A.
                   ---------

     7.15 Assumption of Indebtedness. Seller shall have provided Buyer with a
          --------------------------
list (showing payee, and date of invoice and outstanding balance) of all trade account payables as of the Closing Date. After giving effect to the payment by the Buyer to Freemont Financial Corporation pursuant to Section 1.4(b), the Seller's indebtedness and other obligations to Freemont Financial Corporation shall have been completely discharged. The Buyer shall pay one-half of any fees or penalties due in connection with the repayment of such indebtedness provided the Buyer's aggregate obligation for fees and penalties shall not exceed $12,500. Freemont Financial Corporation shall have released all of the Assets from the security interest granted under the Freemont Agreement or any related agreement and delivered to the Buyer UCC Termination Statements reflecting such release.

     7.16 Tax Lien Waivers. On or prior to the Closing Date, the Seller shall
          ----------------
have obtained and delivered to the Buyer tax lien waivers from all jurisdictions in which Assets are located and which provide such tax lien waivers.

     7.17 Certain Litigation. The Seller shall have filed an Answer in the civil
          ------------------
litigation Barry Stoltani v. Film Microelectronics Inc. and Albert R. Snider,
           ------------------------------------------------------------------
Essex Superior Court, Civil No. 96-3150, and the Buyer shall be satisfied, acting reasonably, that the Seller is not subject to a default judgment in such action.

     7.18 Closing Deliveries. The Buyer shall have received at or prior to the
          ------------------
Closing each of the following documents:

          (a) a bill of sale substantially in a form reasonably satisfactory to the Buyer;

          (b) such instruments of conveyance, assignment and transfer, in form and substance satisfactory to the Buyer, as shall be appropriate to convey, transfer and assign to, and to vest in, the Buyer, good, clear, record and marketable title to the Assets;

          (c) all technical data, formulations, product literature and other documentation relating to the Seller's business, all in form and substance satisfactory to the Buyer;

          (d) such contracts, files and other data and documents pertaining to the Assets or the Seller's business as the Buyer may reasonably request;

          (e) copies of the general ledgers and books of account of the Seller, and all federal, state and local income, franchise, property and other tax returns filed by the Seller with respect to the Assets since June 30, 1992;

          (f) such certificates of the Seller's officers and such other documents evidencing satisfaction of the conditions specified in Section 7 as the Buyer shall reasonably request;

          (g) a certificate of the Secretary of State of the Commonwealth of Massachusetts as to the legal existence and good standing (including tax) of the Seller in the Commonwealth of Massachusetts;

          (h) certificates of the Clerk of the Seller attesting to the incumbency of the Seller's officers, respectively, the authenticity of the resolutions authorizing the transactions contemplated by the Agreement, and the authenticity and continuing validity of the charter documents delivered pursuant to Subsection 2.1;

          (i) estoppel certificates from each lessor from whom the Seller leases real or personal property consenting to the assumption of such lease by the Buyer and representing that there are no outstanding claims against the Seller under any such lease;

          (j) a current UCC-11 search confirming the absence of any UCC Financing Statements or other liens affecting the Assets;

          (k) the schedules listed in Subsection 7.10;

          (l) evidence in form satisfactory to the Buyer that the Seller's Hybird Microcircuit Certification has been transferred to Buyer;

          (m) cross receipt executed by the Buyer and the Seller;

          (n) such other documents, instruments or certificates as the Buyer may reasonably request.

  8. Conditions to Obligations of the Seller and the Stockholder
     -----------------------------------------------------------

     The obligations of the Seller and the Stockholder under this Agreement are subject to the fulfillment, at the Closing Date, of the following conditions precedent, each of which may be waived in writing at the sole discretion of the
Seller:

     8.1  Continued Truth of Representations and Warranties of the Buyer;
          --------------------------------------------------------------
Compliance with Covenants and Obligations. The representations and warranties of
-----------------------------------------
the Buyer in this Agreement shall be true on and as of the Closing Date as though such representations and warranties were made on and as of such date, except for any changes consented to in writing by the Seller. The Buyer shall have performed and complied with all terms, conditions, obligations, agreements and restrictions required by this Agreement to be performed or complied with by it prior to or at the Closing Date.

     8.2  Corporate Proceedings. All corporate and other proceedings required to
          ---------------------
be taken on the part of the Buyer to authorize or carry out this Agreement shall have been taken.

     8.3  Governmental Approvals. All governmental agencies, departments,
          ----------------------
bureaus, commissions and similar bodies, the consent, authorization or approval of which is necessary under any applicable law, rule, order or regulation for the consummation by the Buyer of the transactions contemplated by this Agreement shall have consented to, authorized, permitted or approved such transactions.

     8.4  Consents of Lenders, Lessors and Other Third Parties. The Buyer shall
          ----------------------------------------------------
have received all requisite consents and approvals of all lenders, lessors and other third parties whose consent or approval is required in order for the Buyer to consummate the transactions contemplated by this Agreement, including, without limitation, those set forth on Schedule 3.2 attached hereto.
                                       ------------

     8.5  Adverse Proceedings. No action or proceeding by or before any court
          -------------------
or other governmental body shall have been instituted or threatened by any governmental body or person whatsoever which shall seek to restrain, prohibit or invalidate the transactions contemplated by this Agreement or which might affect the right of the Seller to transfer the Assets.

     8.6  Repayment of Indebtedness. At the Closing, Buyer shall have repaid the
          -------------------------
lesser of $500,000 principal amount of indebtedness under the Freemont Agreement or the principal balance outstanding under the Freemont Agreement

(including accrued interest) on the Closing Date. The Buyer shall also have paid the Stockholder $30,814 to acquire the equipment subject to the Stockholders Lease.

     8.7  Non-Competition Agreement. At the Closing, Buyer shall have entered
          -------------------------
into a Non-Competition Agreement with the Stockholder in a form acceptable to the Buyer and the Stockholder.

     8.8  Closing Deliveries. The Seller shall have received at or prior to the
          ------------------
Closing each of the following documents:

          (a) such certificates of the Buyer's officers and such other documents evidencing satisfaction of the conditions specified in this Section 8 as the Seller shall reasonably request;

          (b) a certificate of the Secretary of State of the State of Delaware as to the legal existence and good standing (including tax) of the Buyer in Delaware;

          (c) a certificate of the Secretary of the Buyer attesting to the incumbency of the Buyer's officers, the authenticity of the resolutions authorizing the transactions contemplated by this agreement, and the authenticity and continuing validity of the charter documents delivered pursuant to Subsection 3.1;

          (d) Instrument of Assumption of Liabilities executed by the Buyer and accepted by the Seller;

          (e) payment of the Purchase Price in the manner contemplated by
Section 1.3(b);

          (f) cross receipt executed by the Buyer and the Seller; and

          (g) such other documents, instruments or as the Seller may reasonably request.

  9. Indemnification
     ---------------

     9.1  By the Buyer. The Buyer hereby indemnifies and holds harmless the
          ------------
Seller against all claims, damages, losses, liabilities, costs and expenses (including, without limitation, settlement costs and any legal, accounting or other expenses for investigating or defending any actions or threatened actions) reasonably incurred by the Seller in connection with each and all of the following:

          (a) Any breach by the Buyer of any representation or warranty made by the Buyer in this Agreement;

          (b) Any breach of any covenant, agreement or obligation of the Buyer contained in this Agreement or any other agreement, instrument or document contemplated by this Agreement; and

          (c) Any misrepresentation contained in any statement, certificate or schedule furnished by the Buyer pursuant to this Agreement or in connection with the transactions contemplated by this Agreement.

     9.2  By the Seller and the Stockholder. The Seller and the Stockholder,
          ---------------------------------
jointly and severally, agree to indemnify and hold harmless the Buyer and each of its affiliates, stockholders, officers, directors and agents from any and all claims, damages, losses, liabilities, costs and expenses (including, without limitation, settlement costs and any legal, accounting or other expenses for investigating or defending any actions or threatened actions) reasonably incurred by the Buyer, its stockholders, officers, directors, affiliates or agents, in connection with each and all of the following:

          (a) Any breach by the Seller or the Stockholder of any representation or warranty made by the Seller or the Stockholder in this Agreement;

          (b) Any breach of any covenant, agreement or obligations of the Seller or the Stockholder contained in this Agreement or any other agreement, instrument, or document contemplated by this Agreement;

          (c) Any misrepresentation contained in any statement, certificate, document or schedule furnished by the Seller or the Stockholder pursuant to this Agreement or in connection with the transactions contemplated by this Agreement;

          (d) Any claims against, or liabilities or obligations of, the Seller or against the Assets not specifically assumed by the Buyer pursuant this Agreement;

          (e) The failure of the Buyer to obtain the protection afforded by compliance with the notification and other requirements of the bulk sales laws in force in the jurisdictions in which such laws may be applicable to either the Seller or the transactions contemplated by this Agreement;

          (f) Any violation by the Seller of, or any failure by the Seller to comply with, any law, ruling, order, decree, regulation or zoning, environmental or permit requirement applicable to the Seller, the Assets or its business, whether or not any such violation or failure to comply has been disclosed to the Buyer, including any costs incurred by the Buyer (i) in order to bring the Assets into compliance with environmental laws as a consequence of noncompliance with such laws on the Closing Date or (ii) in connection with the transfer of the Assets;

          (g) Except as provided in Section 10.8, any warranty claim or product liability claim relating to (i) products manufactured (including works in progress more than 50% completed as of the Closing Date) or sold by the Seller prior to the Closing Date or (ii) the Seller's business or operation prior to the Closing Date;

          (h) Any tax liabilities or obligations of the Seller or the Stockholder;

          (i) Any claims against, or liabilities or obligations of, the Seller with respect to obligations under Employee Plans or COBRA;

          (j) Except as provided in Section 10.12, the claim made against Seller by State Mutual Insurance; and

          (k) The civil action, Barry Soltani v. Film Microelectronics Inc. and
                                -----------------------------------------------
Albert R. Snider, or any other actions brought on a similar factual basis or
----------------
questioning the Seller's ownership of or right to transfer the Assets.

     9.3  Claims for Indemnification. Whenever any claim shall arise for
          --------------------------
indemnification hereunder, the party seeking indemnification (the "Indemnified Party") shall promptly notify the party from whom indemnification is sought (the "Indemnifying Party") of the claim and, when known, the facts constituting the basis for such claim. In the event of any such claim for indemnification hereunder resulting from or in connection with any claim or legal proceedings by a third-party, the notice to the Indemnifying Party shall specify, if known, the amount or an estimate of the amount of the liability arising therefrom. The Indemnified Party shall not settle or compromise any claim by a third party for which it is entitled to indemnification hereunder without the prior written consent of the Indemnifying Party, which shall not be unreasonably withheld, unless suit shall have been instituted against it and the Indemnifying Party shall not have taken control of such suit after notification thereof as provided in Subsection 9.4 of this Agreement.

     9.4  Defense by Indemnifying Party. In connection with any claim giving
          -----------------------------
rise to indemnity hereunder resulting from or arising out of any claim or legal proceeding by a person who is not a party to this Agreement, the Indemnifying Party at its sole cost and expense may, upon written notice to the Indemnified Party, assume the defense of any such claim or legal proceeding if it acknowledges to the Indemnified Party in writing its obligations to indemnify the Indemnified Party with respect to all elements of such claim. The Indemnified Party shall be entitled to participate in (but not control) the defense of any such action, with its counsel and at its own expense. If the Indemnifying Party does not assume the defense of any such claim or litigation resulting therefrom within 30 days after the date such claim is made, (a) the Indemnified Party may defend against such claim or litigation, in such manner as it may deem appropriate, including, but not limited to, settling such claim or litigation, after giving notice of the same to the Indemnifying Party, on such terms as the Indemnified Party may deem appropriate, and (b) the Indemnifying Party shall be entitled to participate in (but not control) the defense of such action, with its counsel and at its own expense. If the Indemnifying Party thereafter seeks to question the manner in which the Indemnified Party defended such third party claim or the amount or nature of any such settlement, the Indemnifying Party shall have the burden to prove by a preponderance of the evidence that the Indemnified Party did not defend or settle such third party claim in a reasonably prudent manner.

     9.5  Payment of Indemnification Obligation. The Seller hereby agrees that
          -------------------------------------
any claim for indemnification by the Buyer under this Section 9 for an Indemnified Claim (as defined in the Escrow Agreement), may, at the Buyer's option, be set off by cancellation of all or a portion of the Shares issued pursuant to this Agreement and held pursuant to the Escrow Agreement (the number of Shares to be cancelled shall be determined based upon the average closing price of SatCon Technology Corporation's Common Stock on the Nasdaq National Market System for 30 days immediately preceding such cancellation). All indemnification by the Buyer or the Seller hereunder (to the extent not satisfied in the manner specified in the preceding sentence) shall be effected by payment of cash or delivery of a cashier's or certified check in the amount of the indemnification liability.

     9.6  Survival of Representations; Claims for Indemnification. All
          -------------------------------------------------------
representations, warranties and indemnities made by the parties herein or in any instrument or document furnished in connection herewith shall survive the Closing and any investigation at any time made by or on behalf of the parties hereto. All such representations, warranties and indemnities shall expire on the third anniversary of the Closing Date, except for (i) claims with respect to the matters set forth in Section 9.2(d), (h), (i), (j) and (k), which shall survive until the date six months after the expiration of the applicable statute of limitations, or any extension thereof and (ii) claims, if any, asserted in writing prior to such third anniversary, which shall survive until finally resolved and satisfied in full. All claims and actions for indemnity pursuant to this Section 9 for breach of any representation or warranty shall be asserted or maintained in writing by a party hereto on or prior to the expiration of such three-year period.

  10. Post Closing Agreements
      -----------------------

  The Seller and Stockholder agree that from and after the Closing Date:

      10.1 Proprietary Information.
           -----------------------

           (a) Each of the Seller and Stockholder shall hold in confidence, and use its best efforts to have all of its officers, directors and personnel hold in confidence, all knowledge and information of a secret or confidential nature with respect to the business of the Seller and shall not disclose, publish or make use of the same without the consent of the Buyer, except to the extent that such information shall have become public knowledge other than by breach of this Agreement by the Seller or the Stockholder.

          (b) The Seller and Stockholder agree that the remedy at law for any breach of this Subsection 10.1 would be inadequate and that the Buyer shall be entitled to injunctive relief in addition to any other remedy it may have upon breach of any provision of this Subsection 10.1.

     10.2 No Solicitation or Hiring of Former Employees. Except as provided by
          ---------------------------------------------
law, for a period of three years after the Closing Date, neither the Seller nor the Stockholder shall solicit any person who was an employee of the Seller on the Closing Date to terminate his employment with the Buyer or to become an employee of the Seller, any entity with which the Stockholder is affiliated, or hire any person who was such an employee on the date hereof or on the Closing Date.

     10.3 Non-Competition Agreement.
          -------------------------

          (a) For a period of three years after the Closing Date, neither the Seller, the Stockholder nor any of their Affiliates shall (i) manufacture, market or sell any product which has the same or substantially the same form, function and primary application as any existing or proposed product manufactured by the Seller, Buyer or any of their Affiliates on or prior to the Closing Date or (ii) engage in any business competitive with the business of the Seller, Buyer or any of their Affiliates as conducted on the date hereof or on the Closing Date, in the United States or any other country in which the Seller, Buyer or any of their Affiliates conducted its business during the two years prior to the Closing Date.

          (b) The parties hereto agree that the duration and geographic scope of the non-competition provision set forth in this Subsection 10.3 are reasonable. In the event that any court determines that the duration or the geographic scope, or both, are unreasonable and that such provision is to that extent unenforceable, the parties hereto agree that the provision shall remain in full force and effect for the greatest time period and in the greatest area that would not render it unenforceable. The parties intend that this non-competition provision shall be deemed to be a series of separate covenants, one for each and every county of each and every state of the United States of America and each and every political subdivision of each and every country outside the United States of America where this provision is intended to be effective. The Seller and Stockholder agree that damages are an inadequate remedy for any breach of this provision and that the Buyer shall, whether or not it is pursuing any potential remedies at law, be entitled to equitable relief in the form of preliminary and permanent injunctions without bond or other security upon any actual or threatened breach of this non-competition provision.

     10.4 Sharing of Data.
          ---------------

          (a) The Seller shall have the right for a period of three years following the Closing Date to have reasonable access to such books, records and accounts, including financial and tax information, correspondence, production records, employment records and other similar information as are transferred to the Buyer pursuant to the terms of this Agreement for the limited purposes of concluding its involvement in the business of the Seller prior to the Closing Date and for complying with its obligations under applicable securities, tax, environmental, employment or other laws and regulations. The Buyer shall have the right for a period of three years following the Closing Date to have reasonable access to those books, records and accounts, including financial and tax information, correspondence, production records, employment records and other records which are retained by the Seller pursuant to the terms of this Agreement to the extent that any of the foregoing relates to the business of the Seller transferred to the Buyer hereunder or is otherwise needed by the Buyer in order to comply with its obligations under applicable securities, tax, environmental, employment or other laws and regulations.

          (b) The Seller, Stockholder and the Buyer agree that from and after the Closing Date they shall cooperate fully with each other to facilitate the transfer of the Assets from the Seller to the Buyer and the operation thereof by the Buyer.

     10.5 Use of Name. The Seller and Stockholder agree not to use the name
          -----------
"Film Microelectronics" or any derivation thereof after the Closing Date in connection with any business related to, competitive with, or an outgrowth of, the business conducted by the Seller on the date hereof and as soon as practicable after the Closing Date to amend its Articles of Organization to remove "Film Microelectronics" from Seller's name.

     10.6 Cooperation in Litigation. Each party hereto will fully cooperate
          -------------------------
with the other in the defense or prosecution of any litigation or proceeding already instituted or which may be instituted hereafter against or by such party relating to or arising out of the conduct of the business of the Seller prior to or after the Closing Date (other than litigation arising out the transactions contemplated by this Agreement). The party requesting such cooperation shall pay the out-of-pocket expenses (including legal fees and disbursements) of the party providing such cooperation and of its officers, directors, employees and agents reasonably incurred in connection with providing such cooperation, but shall not be responsible to reimburse the party providing such cooperation for such party's time spent in such cooperation or the salaries or costs of fringe benefits or similar expenses paid by the party providing such cooperation to its officers, directors, employees and agents while assisting in the defense or prosecution of any such litigation or proceeding.

     10.7  [Intentionally omitted]
           -----------------------

     10.8  Product Claims and Returns.  Seller shall be responsible for customer
           --------------------------
claims relating to services rendered by Seller prior to the Closing Date, and customer claims relating to, or returns of, products of Seller which (a) were sold and shipped by the Seller prior to the Closing Date, (b) were in the finished goods inventory of the Seller as of the Closing Date, or (c) were work in process and more than fifty percent (50%) completed by the Closing Date. If a customer makes a claim or seeks a return and, in the judgment of the Buyer, the Claim or return is proper, Buyer shall replace or repair, as the case may be, the services rendered or product purchased at the Buyer's then generally prevailing prices and labor rates. Such repairs or returns shall be for the account of Seller and Seller shall promptly reimburse Buyer, for the amounts thereof in excess of reserves for such items included in the Closing Balance Sheet. Notwithstanding anything in this Section 10.8 to the contrary, Seller shall not be required to reimburse Buyer, with respect to warranty claims and returns incurred in any fiscal quarter ending after the Closing Date until Buyer has incurred of warranty claims or returns in an amount equal to the claims and returns incurred during the three month period ended February 28, 1997, and then only for returns or claims in excess of such amount. Such reimbursement shall be in immediately available funds.

     10.9  Cooperation with Buyer's Reporting Requirements.  The Seller and
           -----------------------------------------------
Stockholder agree fully to cooperate with Buyer in order to enable Buyer to comply with its reporting obligations under the Securities Act and the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder, as such obligations relate to the Seller's business and the Assets.

     10.10 Discharge of Seller's Obligations. Subsequent to the closing, the
           ---------------------------------
Seller shall pay its obligation not assumed by the Buyer pursuant to this Agreement on a timely basis and in a manner calculated to avoid any adverse effect on the conduct by Buyer of its business operations.

     10.11 [Intentionally Omitted]
           -----------------------

     10.12 Defense of Certain Claims.  Seller agrees to actively pursue the
           -------------------------
defense of the claims brought against the Seller by State Mutual Insurance and the civil action entitled Barry Soltani v. Film Microelectronics, Inc. and
                          ------------------------------------------------
Albert R. Snider. Buyer agrees to share in 50% of the costs of settlement or any
----------------
judgment awarded to State Mutual, exclusive of costs of defense, but in no event shall Buyer's liability exceed $37,000.

     10.13 Lock-up of Shares.  Seller and Stockholder agree that so long as
           -----------------
either the Seller or the Stockholder is the beneficial owner of any Shares acquired pursuant to this Agreement, the Seller and Stockholder will agree on one or more occasions, if requested by the Buyer, not to sell, dispose of or otherwise transfer any of the Shares for a period not to exceed 180 days in connection with an underwritten offering of the Buyer's securities.

  11. Termination of Agreement
      ------------------------

      11.1 Termination by Lapse of Time.  This Agreement shall terminate at
           ----------------------------
5:00 p.m., Boston time, on May 15, 1997, if the transactions contemplated hereby have not been consummated, unless such date is extended by the written consent of all of the parties hereto.

      11.2 Termination by Agreement of the Parties. This Agreement may be
           ---------------------------------------
terminated by the mutual written agreement of the parties hereto. In the event of such termination by agreement, the Buyer shall have no further obligation or liability to the Seller under this Agreement, and the Seller shall have no further obligation or liability to the Buyer under this Agreement.

      11.3 Termination by Reason of Breach.  This Agreement may be terminated
           -------------------------------
by the Seller, if at any time prior to the Closing there shall occur a breach of any of the representations, warranties or covenants of the Buyer or the failure by the Buyer to perform any condition or obligation hereunder, and may be terminated by the Buyer, if at any time prior to the Closing there shall occur a breach of any of the representations, warranties or covenants of the Seller or the failure of the Seller to perform any condition or obligation hereunder. In the event of a termination pursuant to this Section 11.3, the breaching party shall remain liable to the non-breaching party for any losses, claims, damages or expenses that arise out of the breach of this Agreement, which liability shall survive the termination of this Agreement.

  12. Transfer and Sales Tax
      ----------------------

      Notwithstanding any provisions of law imposing the burden of such taxes on the Seller or the Buyer, as the case may be, the Seller shall be responsible for and shall pay (a) all sales, use and transfer taxes, and (b) all governmental charges, if any, upon the sale or transfer of any of the Assets hereunder. If the Seller shall fail to pay such amounts on a timely basis, the Buyer may pay such amounts to the appropriate governmental authority or authorities, and the Seller shall promptly reimburse the Buyer for any amounts so paid by the Buyer.

  13. Brokers
      -------

      13.1 For the Seller.  The Seller represents and warrants that it has not
           --------------
engaged any broker or finder or incurred any liability for brokerage fees, commissions or finder's fees in connection with the transactions contemplated by this

Agreement. The Seller agrees to indemnify and hold harmless the Buyer against any claims or liabilities asserted against it by any person acting or claiming to act as a broker or finder on behalf of the Seller.

     13.2  For the Buyer.  The Buyer agrees to pay all fees, expenses and
           -------------
compensation owed to any person, firm or corporation who has acted in the capacity of broker or finder on its behalf in connection with the transactions contemplated by this Agreement. The Buyer agrees to indemnify and hold harmless the Seller against any claims or liabilities asserted against it by any person acting or claiming to act as a broker or finder on behalf of the Buyer.

  14. Notices
      -------

      Any notices or other communications required or permitted hereunder shall be sufficiently given if delivered personally or sent by telex, federal express, registered or certified mail, postage prepaid, addressed as follows or to such other address of which the parties may have given notice:

      To the Seller:

            Film Microelectronics, Inc.
            530 Turnpike Street
            North Andover, MA 01845
            Attention:  Albert R.  Snider
            Fax:  (508) 975-3506

      With a copy to:

            Mason & Martin LLP
            600 Atlantic Avenue
            Boston, Massachusetts 02210
            Attention:  Clair A. Carlson, Jr.
            Fax:  (617) 742-0200

      To the Buyer:

            c/o SatCon Technology Corporation
            161 First Street
            Cambridge, MA 02142
            Attention:  Michael Turmelle
            Fax:  (617) 576-7455

      With copies to:

            Hale and Dorr LLP
            60 State Street
            Boston, Massachusetts 02109
            Attention:  Jeffrey Carp
            Fax:  (617) 526-5000

      To the Stockholder:

            Albert R. Snider
            2601 Cordelia Road
            Los Angeles, CA 90049
            Fax:  (310) 440-3903

Unless otherwise specified herein, such notices or other communications shall be deemed received (a) on the date delivered, if delivered personally; or (b) three business days after being sent, if sent by registered or certified mail.

  15. Successors and Assigns
      ----------------------

      This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, except that the Buyer and the Seller may not assign their respective obligations hereunder without the prior written consent of the other party; provided, however, that the Buyer may assign this Agreement, and its rights and obligations hereunder, to a subsidiary or affiliate. Any assignment in contravention of this provision shall be void. No assignment shall release the Buyer from any obligation or liability under this Agreement.

  16. Entire Agreement: Amendments; Attachments
      -----------------------------------------

      (a) This Agreement, all Schedules and Exhibits hereto, and all agreements and instruments to be delivered by the parties pursuant hereto represent the entire understanding and agreement between the parties hereto with respect to the subject matter hereof and supersede all prior oral and written and all contemporaneous oral negotiations, commitments and understandings between such parties including the letter agreement, dated February 14, 1997. The Buyer and the Seller, by the consent of their respective Boards of Directors, or officers authorized by such Boards, may amend or modify this Agreement, in such manner as may be agreed upon, by a written instrument executed by the Buyer and the Seller.

       (b) If the provisions of any Schedule or Exhibit to this Agreement are inconsistent with the provisions of this Agreement, the provision of the Agreement shall prevail. The Exhibits and Schedules attached hereto or to be attached hereafter are hereby incorporated as integral parts of this Agreement.

  17. Expenses
      --------

      Except as otherwise expressly provided herein, the Buyer and the Seller shall each pay their own expenses in connection with this Agreement and the transactions contemplated hereby.

  18. Legal Fees
      ----------

      In the event that legal proceedings are commenced by the Buyer against the Seller, or by the Seller against the Buyer, in prior to the closing of the transactions contemplated hereby, the party or parties which do not prevail in such proceedings shall pay the reasonable attorneys' fees and other costs and expenses, including investigation costs, incurred by the prevailing party in such proceedings.

  19. Governing Law
      -------------

      This Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Massachusetts.

  20. Section Headings
      ----------------

      The section headings are for the convenience of the parties and in no way alter, modify, amend, limit, or restrict the contractual obligations of the parties.

  21. Severability
      ------------

      The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement.

  22. Counterparts
      ------------

      This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which shall be one and the same document.

     IN WITNESS WHEREOF, this Amended and Restated Agreement has been duly executed by the parties hereto as of and on the date first above written.


                                            SELLER:

                                            FILM MICROELECTRONICS, INC.



                                            By:    /s/ John E. Dwight
                                                   -------------------------
                                            Title: President
                                                   -------------------------

                                            STOCKHOLDER:



                                                   /s/ Albert R. Snider
                                                   -------------------------
                                                   Albert R. Snider


                                            BUYER:

                                            SATCON FILM MICROELECTRONICS, INC.


                                            By:    /s/ David B. Eisenhaure
                                                   --------------------------
                                            Title: President, Chief Executive
                                                   Officer and Chairman
                                                   of the Board
                                                   --------------------------

The undersigned hereby represents and warrants that this Agreement has been approved by the Board of Directors and stockholders of the Seller and that the undersigned agrees not to take any action to rescind or modify such approvals.


                                                   /s/ Albert R. Snider
                                                   -------------------------
                                                   Albert R. Snider

                               Omitted Schedules
                               -----------------

        Pursuant to Item 601(b)(2) of Regulation S-K promulgated by the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended and the Securities Exchange Act of 1934. SatCon Technology Corporation (the "Company") has, with respect to the Amended and Restated Asset Purchase Agreement, dated as of April 3, 1997, among SatCon Film Microelectronics, Inc., a wholly-owned subsidiary of the Company, Film Microelectronics, Inc. and Albert R. Snider, omitted to file the schedules listed in the table of contents herewith. These schedules will be supplementally furnished to the Commission upon request.